Exhibit 23.2

Consent of Independent Auditor

The Board of Directors

Worthington Armstrong Venture:

We consent to the use of our report dated February 17, 2014 with respect to the consolidated balance sheets of Worthington Armstrong Venture and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income and comprehensive income, partners’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2013, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

We consent to the use of our report dated February 18, 2013, with respect to the consolidated balance sheets of Worthington Armstrong Venture and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of income and comprehensive, partners’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2012, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

April 7, 2014